Exhibit 10.20

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES ACT, AND THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SHARES, OR THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

As of _______, 2024 (the “Effective Date”)

WARRANT TO PURCHASE SHARES OF

NUVO GROUP LTD.

This is to certify that _________________ (“Holder”) is entitled to purchase, subject to the provisions of this warrant (“Warrant”), from Nuvo Group Ltd., Registration No. 513849000, a company organized under the laws of the State of Israel (“Company”), upon the Effective Date, up to such number of Ordinary Shares of the Company, as specified below (and as may be adjusted hereunder). Capitalized Terms which are not defined below shall have the meanings and definitions attributed to them under the Note.

1.	Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

1.1.	“Articles of Association” means, the Company’s Amended and Restated Articles of Association, as may be amended from time to time.

1.2.	“Deemed Liquidation” shall have the definition as such term is defined in the Articles of Association.

1.3.	“Exercise Price” means NIS 0.01.

1.4.	“Expiration Date” means the earlier of: (i) the date that a Deemed Liquidation occurs, (ii) the consummation of an IPO as defined in the Articles of Association, or (iii) at the end of the Warrant Period, as defined on Exhibit A.

1.5.	“Notice of Exercise” means, a duly executed notice of exercise substantially in the form attached hereto as Exhibit B.

1.6.	“Note” means that Convertible Note dated of even date herewith, between the Company, as borrower, and Holder of this Warrant, as lender, in the principal amount of US$________________.

1.7.	“Ordinary Shares” means the Ordinary Shares of the Company, nominal value of NIS 0.01 per share (subject to substitution as set forth herein), the number of which shall be determined as set forth in Section 2.2 and Exhibit A hereto.

2.	Exercise.

2.1.	Exercise of Warrant. Commencing as of the Effective Date, the Holder may exercise this Warrant in whole or in part, subject to the terms and conditions herein, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit B attached hereto and by payment to the Company of the Exercise Price per Ordinary Share by wire transfer of immediately available funds to the account of the Company.

2.2.	Number of Ordinary Shares. Subject to the terms and conditions set forth hereunder, the Holder may exercise this Warrant and purchase that certain number of Ordinary Shares in accordance with the exercise schedule set forth in Exhibit A attached hereto (the “Warrant Schedule”).

3.	Exercise Period. The Warrant shall expire (to the extent not exercised theretofore in accordance with the terms of this Warrant or otherwise sooner terminated) upon the Expiration Date.

4.	Certificates for Shares; Effective Date of Exercise. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall promptly take the following actions: (i) issue to the Holder (or such other person designated in the Notice of Exercise) the number of Ordinary Shares so purchased and within 14 days of the exercise of this Warrant, provide certificates covering such Warrants Shares; and (ii) within 14 days of the exercise of this Warrant duly register the Holder (or such other person designated in the Notice of Exercise) in its register of shareholders as the holder of the applicable number of Ordinary Shares and provide an executed copy thereof to the Holder. The person entitled to receive the Ordinary Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Ordinary Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

5.	Shares Fully Paid. All of the Ordinary Shares issuable upon the exercise of the rights represented by this Warrant shall, upon issuance and, if applicable, receipt of the Exercise Price therefore, be validly issued, fully paid, nonassessable, and free from any and all liens, charges, claims, encumbrances, preemptive rights, rights of first refusal or similar rights, or any other third party rights with respect to the issue thereof.

6.	No Fractional Shares. If, upon exercise of this Warrant, a fraction of a share results, the number of Ordinary Shares issuable hereunder shall be rounded to the nearest whole number.

7.	Additional Documents. The Holder will sign and deliver any and all documents or approvals required by law, to facilitate the issuance of shares upon exercise of this Warrant.

8.	Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding class of Ordinary Shares payable in shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Ordinary Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Ordinary Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding class of Ordinary Shares by reclassification or otherwise into a greater number of shares, the number of Ordinary Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding class of Ordinary Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Ordinary Shares shall be proportionately decreased.

9.	Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding class of Ordinary Shares are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Ordinary Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

10.	As of and from the close of business on the date of receipt by the Company of the notice of exercise (and, if applicable, the payment of the Exercise Price multiplied by the number of Ordinary Shares mentioned in the written notice of exercise from the Holder to the Company), the Holder shall be deemed to be the holder of the Ordinary Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder.

11.	Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

11.1.	Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant (including the Warrant Shares upon the exercise thereof) will not be subject to preemptive rights of any shareholders of the Company. Prior to the first point in which this Warrant may be exercised, the Company shall have authorized sufficient shares of Warrant Shares to allow for the exercise of this Warrant.

11.2.	The Ordinary Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable, free and clear from all liens, charges and any third-party rights with respect to the issue thereof, and will be issued in compliance with all applicable securities laws.

11.3.	There has been no claim or proceeding against the Company seeking bankruptcy, reorganization or other relief with respect to it or its debts under any foreign or domestic, federal, state or local bankruptcy, insolvency or other similar law, or any petition filed against any part of the property of the Company.

11.4.	Neither the Company nor any of its managing directors, officers, employees, or agents, or any person associated with or acting on behalf of the Company has, directly or indirectly, violated any provision of applicable anti-corruption and anti-bribery laws, anti-money-laundering and sanctions laws and regulations. The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-corruption, anti-bribery, anti-money laundering and sanctions laws. Neither the Company nor any of its directors, officers, or, its employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any applicable anti-bribery, anti-corruption, anti-money laundering or sanction laws.

12.	Successors and Assigns; Transfer. Except as otherwise expressly provided herein, the terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the successors, heirs, executors, and administrators of the parties hereto; provided, however that neither the Holder not the Company may assign its rights or obligations under this Warrant without the written consent of the counter party. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns (including, permitted transferees of the Holder) any rights, remedies, obligations or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant. Notwithstanding the above, this Warrant may be freely transferred by the Holder to (i) a permitted transferee pursuant to the terms and conditions of the Articles of Association; or (ii) to any other transferee to whom all or part of the Holder’s (or any permitted transferee’s) shares in the Company shall have been transferred in a transfer occurring not in violation of the Articles of Association. Without derogating from the terms of the Articles Association all transfers of this Warrant shall be accompanied by a duly executed transfer deed in a form satisfactory to the Company’s board of directors.

13.	Reservation of Shares and Preservation of Rights of Holder. The Company covenants that during the Warrant Period which this Warrant is exercisable and at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, the Company will reserve from its authorized and unissued share capital a sufficient number of shares, free from preemptive rights, lien or other third-party rights, to provide for the issuance of Warrant Shares upon the exercise of this Warrant. The Company further covenants that upon the exercise of the Warrant pursuant to the terms hereof and payment of the requisite Exercise Price, all Ordinary Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free from all preemptive or other participation rights, taxes, liens, and charges in respect of the issue thereof.

14.	No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of its obligations hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

15.	Replacement of Warrant. Upon receipt of an affidavit of loss in form and substance reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

16.	Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may only be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of both the Company and the Holder.

17.	Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company or the Holder as follows, or as subsequently modified by written notice given in accordance with this Section 17:

If to the Company, to:

Nuvo Group Ltd.

94 Yigal Alon St., Alon Tower 1

Tel Aviv, Israel 6789155

Attention: Kelly Londy, CEO

Email: kelly.londy@nuvocares.com

With a copy (which will not be considered notice), to:

One Vanderbilt Avenue

New York, NY 10017

Attn: Adam Snukal, Esq.

Email: adam.snukal@gtlaw.com

If to the Holder, to:

18.	Governing Law; Disputes. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by the laws of the State of Israel, disregarding any conflicts of laws rules, and the competent courts of Tel Aviv, Israel, shall have sole and exclusive jurisdiction over any conflict or dispute between the parties hereto.

19.	Loss or Mutilation. Upon receipt of an affidavit of loss in form and substance reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

20.	No Conflict. The Company hereby represents and warrants that the rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been duly waived.

21.	Compliance with Company Agreements. By virtue of executing this Warrant, the Holder hereby irrevocably acknowledges and accepts that the Ordinary Shares are subject to certain restrictions and obligations including but not limited to, (i) any limitations on the transfer and sale of the shares of the Company under applicable securities laws and regulations, and (ii) certain rights and obligations as set forth in the Articles of Association.

22.	Holder. This Warrant is being issued by the Company to the Holder based the Holder’s representation that the Holder is an “accredited investor” as such terms is defined in the Securities Act.

23.	Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any breach or default under this Warrant, or any waiver on the part of the Holder of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

24.	Severability. The failure by the Holder at any time to require performance of any provision hereof or to enforce any right with respect thereto shall in no manner affect its right at a later time to enforce the same and shall in no event be construed to be a waiver of such provision or rights, unless specifically made, in writing.

25.	Counterparts. This Warrant may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Warrant. Signatures by facsimile or which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

26.	Entire Agreement. This Warrant and the Annexes hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and replaces and supersedes any prior warrant issued in connection with the Agreement.

NEXT PAGE IS SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

NUVO GROUP LTD.

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

[_________________]

By:
Name/Title:

EXHIBIT A

WARRANT EXERCISE SCHEDULE

(i)	Company hereby grants to Holder a warrant to acquire ordinary shares of the Company equal to twice the principal amount of the Note divided by a price per share of $7.0265.

(ii)	The Warrant will be exercisable any time after its issuance and will expire (if not otherwise exercised) on the 3-year anniversary of the Effective Date. (the “Warrant Period”).

A-1

EXHIBIT B

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

NUVO GROUP LTD.

Attn: Chief Executive Officer

Re Warrant issued as of _______, 2024.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the accompanying Warrant for, and to purchase thereunder, the securities of Nuvo Group Ltd., as provided for therein, and tenders herewith payment of the Exercise Price in the form of wire transfer or check made payable to the order of the Company funds in the amount of NIS____________ for _________ Ordinary Shares of the Company.

If this exercise is based on the anticipated occurrence of a Deemed Liquidation, the exercise hereunder is conditioned upon the completion of the Deemed Liquidation.

Please issue such securities and certificates representing such securities in the name of (please print name and address):

Name:

Address:

Signature:

Name:

Title:

B-1